                                                                   EXHIBIT 10.32

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT made as of the 3rd day of May, 2002

BETWEEN:

           INNOVATIVE METAL FIXTURES INC.
           13200 VULCAN WAY, RICHMOND, B.C. V6V 1J8

           (the "Assignor")
                                                               OF THE FIRST PART

AND:

           AARON WIRE & METAL PRODUCTS LTD.
           13191 MITCHELL ROAD, RICHMOND, B.C. V6V 1M7

           (the "Assignee")
                                                              OF THE SECOND PART

AND:

           BROADWAY PROPERTIES LTD.
           #1O1-1177 WEST BROADWAY, VANCOUVER, B.C. V6H 1G3

           (the "Landlord")
                                                               OF THE THIRD PART

WHEREAS:

A. By a written agreement of lease dated the 1st day of June, 2001 (the "Lease"), a true copy of which is attached hereto as Schedule "A", made between the Landlord as landlord and the Assignor as tenant, the Landlord leased unto the Assignor those certain premises located in the City of Richmond, Province of British Columbia, civically described as 13200 Vulcan Way (the "Premises"), for an initial term of Seven (7) years from the 1st day of June, 2001 to be fully completed and ended on the 31st day of May, 2008, and upon the further terms and conditions set forth in the Lease;

B. The Assignor desires to assign all of its right and title in and to the Lease and in and to the Premises to the Assignee; and

C. The Landlord has agreed to consent to such assignment, on the further terms and conditions set out herein.

WITNESS that in consideration of the premises herein and of other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto covenant and agree as follows:

1. Effective the Effective Date (as hereinafter defined), the Assignor absolutely assigns unto the Assignee all of its right, title and interest in and to the Premises and in and to the Lease, together with the unexpired residue of the term thereof, and together with all of the benefits and advantages to be derived therefrom, to have and to hold the same unto the Assignee subject to the observance and performance by the Assignee of all of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed.

2. The Assignee covenants and agrees with the Assignor and the Landlord that it will from and including the Effective Date assume, be bound by and be liable under and will observe and perform each and every one of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed, including without limitation payment of rent and all other amounts payable to the Landlord pursuant to the provisions of the Lease.

3. The Assignee covenants and agrees with the Assignor and the Landlord that it will indemnify the Assignor and the Landlord and save them harmless from and against any and all actions, suits, costs, expenses, charges, damages, losses, claims and demands for or on account of non-payment of the rent and the non-performance or non-observance of the said terms, covenants and conditions in the Lease on the part of the tenant to be observed and performed.

4. The Assignor and the Landlord confirm and acknowledge to the Assignee that Schedule "A" hereto is a true copy of the Lease.

5. The Assignor covenants and agrees with the Assignee that the Lease is a valid and subsisting lease, that the terms, covenants and conditions thereof on the part of the tenant therein to be observed and performed have been duly observed and performed up to the Effective Date hereof, that the Assignor is the proper party to grant this assignment, and that, subject to the payment of rent and the observance and performance of the terms, covenants and conditions of the Lease, the Assignee may peaceably enjoy the Premises for the unexpired term of the Lease and any renewal thereof without interruption by the Assignor or any person claiming through the Assignor.

6. The Landlord confirms and acknowledges that the rent and other amounts due under the Lease have been duly paid up to and including April 30, 2002, and that, with the exception of the rent due and payable for the month of May, 2002, the Landlord is not presently aware of any default, monetary or otherwise, by the Assignee under the terms of the Lease.

7. The Landlord hereby consents to the assignment of the Lease from the Assignor to the Assignee, provided that the covenant in the Lease against assignment or subletting without the prior written consent of the Landlord shall remain in full force and effect and shall apply to any further assignment or subletting of the Premises.

8. The Assignor acknowledges and agrees that nothing herein shall have the effect of releasing or relieving the Assignor from its obligation to observe and perform fully all of the terms, covenants and conditions contained in the Lease on the part of the tenant therein to be observed and performed.

9. The Assignor declares and acknowledges to the Landlord that all of its ownership, right, title and interest (including future and contingent) in and to any security deposit held by the Landlord pursuant to the Lease are hereby transferred to the Assignee absolutely.

10. This Agreement will enure to the benefit of and be binding upon the parties hereto, their successors and assigns, subject to compliance with the provisions of the Lease regarding transfer and assignment.


11. For the purposes of this Agreement, the "Effective Date" shall mean May 14, 2002:


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

INNOVATIVE METAL FIXTURES INC.    )
                                  )
Per: /s/ STAN HILLIER             )
    --------------------          )
    Authorized Signatory          )                     c/s
                                  )
Per:                              )
    --------------------          )
    Authorized Signatory          )


THE COMMON SEAL OF AARON WIRE &   )
METAL PRODUCTS LTD. was hereunto  )
affixed in the presence of        )
                                  )
Per: /s/ KEVIN MCGOVERN           )
    --------------------          )
    Authorized Signatory          )                     c/s
                                  )
Per:                              )
    --------------------          )
    Authorized Signatory          )

THE COMMON SEAL OF BROADWAY       )
PROPERTIES LTD. was hereunto      )
affixed in the presence of:       )
                                  )
Per: /s/ [ILLEGIBLE]              )
    --------------------          )
    Authorized Signatory          )                     c/s
                                  )
Per:                              )
    --------------------          )
    Authorized Signatory          )

                                    SCHEDULE "A"                          Page 3




                                INDUSTRIAL LEASE


BETWEEN

                            BROADWAY PROPERTIES LTD.

                                                                        LANDLORD

AND



                         INNOVATIVE METAL FIXTURES INC.


                                                                          TENANT





                                13200 VULCAN WAY
                                 RICHMOND, B.C.

                                  LEASE SUMMARY

THIS LEASE SUMMARY is attached to and forms part of the Indenture of Lease dated for reference June 1, 2001

BETWEEN

        BROADWAY PROPERTIES LTD., #101 - 1177 West Broadway,
        Vancouver, B.C. V6H lG3

                                                                (the "Landlord")

AND:

       INNOVATIVE METAL FIXTURES INC., 13200 Vulcan Way,
       Richmond, B.C. V6V 1J8

                                                                  (the "Tenant")

ARTICLE OR CLAUSE

Schedule A            Civic Address of the Premises: 13200 Vulcan Way,
                      Richmond, B.C.

1.1(ee) and 3         Term: Seven (7) years.

1.1(d)                Commencement Date: June 1, 2001.

1.1(f)                Expiry Date: May 31, 2008.

4.1(a)                Annual Basic Rent:

YEARS             PER SQ. FT.        PER ANNUM            PER MONTH
-----             -----------     --------------        -------------
1 - 3             $   4.00        $   203,880.00        $   16,990.00
4 - 6             $   4.25        $   216,622.50        $   18,051.88
6 - 7             $   4.50        $   229,365.00        $   19,113.75

7.1 Use of Premises: Light metal and wire fabricating, manufacturing, electrostatic painting and curing, assembly of finished goods, warehousing, wholesale distribution of such products, warehousing of other complimentary products for distribution purposes, and associated offices, and for no other purposes without the prior approval of the Landlord as set out herein.

16.4     Landlord's Address for Rent Payments and Notices:

                        Broadway Properties Ltd.
                        Suite 101, 1177 West Broadway,
                        Vancouver, B.C. V6H 1G3

                        Attention: Mr. Al Roadburg

16.4     Tenant's Address for Notices:

                        13200 Vulcan Way
                        Richmond, B.C.
                        V6V 1J8

                        Attention: Stan Hillier

16.19 Deposit: A total of $38,631.01 (including GST), of which the sum of $18,179.30 shall form the "Prepaid Rent" and the sum of $20,451.71 shall form the "Security Deposit".

Schedules:        Schedule A Description and Plan of Premises

The articles, clauses, or Schedules of this Lease identified above in the margin are those articles, clauses, or Schedules where references to particular Lease information initially appears. Each such reference shall incorporate the applicable information from this Lease Summary.

The Corporate Seal of BROADWAY    )
PROPERTIES LTD. has been affixed  )
to this document in the presence  )
of:                               )
                                  )
                                  )
--------------------------------  )
Authorized Signatory              )                     c/s
                                  )
                                  )
--------------------------------  )
Authorized Signatory              )

The Corporate Seal of INNOVATIVE  )
METAL FIXTURES INC. has been      )
affixed to this document          )
in the presence of:               )
                                  )                     c/s
                                  )
--------------------------------  )
Authorized Signatory              )

         THIS LEASE made and dated for reference 1st day of June, 2001

BETWEEN:

         BROADWAY PROPERTIES LTD., #101 - 1177 West Broadway,
         Vancouver, B.C. V6H 1G3

                                                                (the "Landlord")

AND:

         INNOVATIVE METAL FIXTURES INC., 13200 Vulcan Way,
         Richmond, B.C. V6V 158

                                                                  (the "Tenant")


1.       DEFINITIONS

1.1 The Landlord and the Tenant hereby agree that in this Lease the following words or phrases shall, unless there is something in the context inconsistent therewith, have the meanings hereinafter set out:

(a)      "ADDITIONAL RENT" shall mean:

                  (i) to the extent such are not paid directly by the Tenant, the Utility Costs and Tenant's Taxes,

                  (ii) the Operating Expenses, and

                  (iii) all other sums which may be payable to the Landlord hereunder or reimbursable to the Landlord hereunder, including, without limitation, all interest and penalties payable by the Tenant hereunder, whether or not such sums are referred to as Rent or Additional Rent or otherwise, but Additional Rent shall not include the Annual Basic Rent;

(b) "ANNUAL BASIC RENT" shall mean the amount specified as such in the Lease Summary as amended by written agreement of the Landlord and the Tenant from time to time;

(c) "BUILDING" shall mean the building and improvements erected or to be erected on the Lands;

(d) "COMMENCEMENT DATE" shall mean the date specified as such in the Lease Summary;

(e) "ENVIRONMENTAL LAWS" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits, and other lawful requirements of any governmental authority having jurisdiction over the Premises now or hereafter in force relating in any way to the environment, health, occupational health and safety, or transportation of dangerous goods, including the principles of common law and equity;

(f)      "EXPIRY DATE" shall mean the date specified as such in the Lease
         Summary;

(g) "GST" means the tax levied under Part IX of the Excise Tax Act (Canada) as the same may be amended or substituted from time to time;

(h) "HAZARDOUS SUBSTANCE" or "HAZARDOUS SUBSTANCES" means any pollutants, contaminants, deleterious substances, underground or above ground tanks, asbestos materials, hazardous, corrosive, or toxic substances, special waste or waste of any kind, or any other substance which is now or hereafter prohibited, controlled or regulated under Environmental Laws;

(i) "INSURANCE Costs" shall mean all premiums and other amounts, which the Landlord may expend in effecting or maintaining insurance coverage under the provisions of this Lease;

(j) "LANDS" shall mean all and singular those certain parcels or tracts of land described in Schedule A;

(l) "LANDLORD" shall mean the owner or the mortgagees in possession for the time being of the Premises only during and in respect of their respective periods of interest in the Premises;

(m) "LANDLORD'S MORTGAGEES" shall mean any and all existing or proposed mortgagees, debenture holders, and trustees on behalf of mortgagees holding any Mortgages;

(n) "LEASE" shall mean this indenture together with the Lease Summary and all schedules attached hereto;

(o) "LEASEHOLD IMPROVEMENTS" means all fixtures (other than the Tenant's trade fixtures), improvements, additions, partitions, equipment, and alterations from time to time made to or installed in the Premises by any person;

(p) "LEASE SUMMARY" shall mean pages (i) through (ii) attached to and forming part of this Lease and headed "Lease Summary";

(q)      "MANAGEMENT FEE" [intentionally deleted];

(r) "MORTGAGES" shall mean all mortgages, debentures, deeds of trust, and mortgages securing bonds and all instruments and indentures supplemental thereto which may now or hereafter charge the Lands and Premises, and all renewals, modifications, consolidations, replacements, and extensions thereof;

(s) "OPERATING EXPENSES" shall mean all expenses of the Landlord actually incurred in connection with the operation and maintenance of all or any portion of the Lands, the Building, and the Premises and, without restricting the generality of the foregoing, shall include:

                  (i) the Taxes;

                  (ii) the Insurance Costs;

                  (iii) all charges for water, gas, electricity, and other utilities and services billed or charged directly to the Landlord and used on or in respect of any part of the Lands and the Building and all fittings, machines, apparatus, meters, and any other thing leased in respect thereof, and all work and services performed by any corporation, authority, or commission in connection with such utilities, but excluding Utility Costs (to the extent not paid directly by the Tenant);

                  (iv) repairs and maintenance of all or any portion of the Lands and the Building performed by the Landlord (provided it is understood and agreed that the Landlord has no obligation to repair or maintain the same), but specifically excluding structural repairs and maintenance, including roof repairs and roof replacement, if required; and

                  (v) GST or other Sales Taxes on goods and services provided by or on behalf of the Landlord;

         but Operating Expenses shall not include interest on the Landlord's debt or capital retirement of the Landlord's debt;

(t) "OPERATING YEAR" shall mean a twelve (12) month period which shall be established by the Landlord from time to time, commencing on the first day of a month in any calendar year and ending on the last day of the 12th following month, provided that the first operating period shall commence on the Commencement Date and end on the last day of the Landlord's designated Operating Year next following and the last operating period shall terminate to coincide with the Expiry Date;

(u) "PREMISES" shall mean the entire Lands and the Building (which Building comprises approximately 50,970 rentable square feet of office and manufacturing space) thereon, as shown on the plan attached hereto as Schedule A, together with the Leasehold Improvements, and as of the Commencement Date are as described in the Lease Summary and as set out in Schedule A hereto.;

(v) "PREPAID RENT" means the sum referenced as such in the Lease Summary, to be applied by the Landlord toward the Annual Basic Rent due and payable for the first month of the Term.

(w) "PRIME RATE" means the rate of interest, expressed as an annual rate, at the relevant time or times, established by the Royal Bank of Canada at its main branch in Vancouver, British Columbia, as a reference rate for commercial loans in Canadian dollars to its best commercial customers and commonly referred to by the Royal Bank of Canada as its "prime rate";

(x) "RELATIVE PORTION" shall mean, with respect to any amount payable under this Lease, that fraction which has as its denominator the period of time expressed in days in respect of which an amount payable hereunder is calculated and which has as its numerator the number of days within the same calculation period, but which fall within the Term or any renewal period;

(y) "RELEASE" includes release, spill, leak, pump, pour, emit, discharge, eject, escape, leach, dispose, or dump;

(z)      "RENT" shall mean the Annual Basic Rent and the Additional Rent;

(aa) "ROOF" shall mean the roof membrane, roof insulation, and roof deck of the Building;

(bb) "SALES TAXES" shall mean any and all taxes, fees, levies, charges, assessments, rates, duties, and excises (whether characterized as sales taxes, purchase taxes, goods and services taxes, or any other form) which are imposed on the Landlord, which the Landlord is liable to pay or which the Landlord is liable to collect and remit, and which are levied, rated, or assessed on the act of entering into this Lease or otherwise on account of this Lease, on the use or the occupancy of the Premises or any portion thereof, on the Rent payable under this Lease or any portion thereof, or in connection with the business of renting the Premises or any portion thereof, including, without limitation, GST.

         Provided however that Sales Taxes shall exclude all of the following:

                  (i) income tax on the income of the Landlord under Part I of the Income Tax Act (Canada) as it existed on the Commencement Date,

                  (ii) the Tenant's Taxes,

                  (iii) the Taxes, and

                  (iv) corporation capital tax.

(cc) "SECURITY DEPOSIT" means the sum referenced as such in the Lease Summary, to be held by the Landlord pursuant to clause 16.19 hereof;

(dd) "SIGN" shall mean any sign, picture, notice, lettering, direction, or other advertising or informational device of whatever nature;

(ee) "TAXES" shall mean all taxes, fees, levies, charges, assessments, rates, duties, and excises which are now or may hereafter be levied, imposed, rated, or assessed upon or with respect to the Lands or the Building or any part thereof or any personal property of the Landlord used therefor, whether levied, imposed, rated, or assessed by the government of Canada, the government of British Columbia, or any political subdivision, political corporation, district, municipality, city, or other political or public entity, and whether or not now customary or in the contemplation of the parties on the date of this Lease. Without restricting the generality of the foregoing, Taxes shall include all:

                  (i) real property taxes, general and special assessments, and capital taxes;

                  (ii) taxes, fees, levies, charges, assessments, rates, duties, and excises for transit, housing, schools, police, fire, or other governmental services, or for purported benefits to the Lands or the Building;

                  (iii) local improvement taxes, service payments in lieu of taxes, and taxes, fees, levies, charges, assessments, rates, duties, and excises, however described, that may be levied, rated, or assessed as a substitute for, or as an addition to, in whole or in part, any property taxes or local improvement taxes; and

                  (iv) costs and expenses, including legal and other professional fees and interest and penalties on deferred payments, incurred by the Landlord in contesting or appealing any taxes, assessments, rates, levies, duties, excises, charges, or other amounts as aforesaid;

         but Taxes shall exclude all of the following:

                  (v) income tax on the income of the Landlord under Part I of the Income Tax Act (Canada) as it existed on the Commencement Date,

                  (vi) the Tenant's Taxes,

                  (vii) the Sales Taxes, and

                  (viii) corporation capital tax.

(ff) "TENANT'S TAXES" shall mean all taxes, fees, levies, charges, assessments, rates, duties, and excises which are now or may hereafter be levied, imposed, rated, or assessed by any lawful authority relating to or in respect of the business of the Tenant or relating to or in respect of personal property and all business and trade fixtures, machinery and equipment, cabinet work, furniture, and movable partitions owned or installed by the Tenant at the expense of the Tenant or being the property of the Tenant, or relating to or in respect of the Leasehold

         Improvements or other improvements to the Premises built, made, or installed by the Tenant, on behalf of the Tenant or at the Tenant's request, whether any such amounts are included by the taxing authority in the Taxes;

(gg)     "TERM" shall mean the term specified in the Lease Summary;

(hh) "TRANSFER" shall mean any transfer, assignment, charge, mortgage, sublease, licence, sharing of possession, parting with possession, or any other disposition of this Lease or any estate or interest therein or the Premises or any part thereof, including without limitation a transfer by operation of law;

(gg) "TRANSFEREE" shall mean any person to whom a Transfer is made or intended to be made; and

(hh) "UTILITY COSTS" shall mean all charges for water, gas, telephone, electric light and power, and all other utilities and services used on or in respect of the Premises or any part thereof, together with all costs and charges for all fittings, machines, apparatus, meters, and any other thing leased or supplied in respect thereof and all costs and charges for all work and services performed by any corporation, authority, or commission in connection with such utilities and services in respect of the Premises.

2.       THE DEMISE

2.1      DEMISE OF PREMISES

In consideration of the rents, covenants, conditions, and agreements hereinafter respectively reserved and contained, the Landlord hereby leases to the Tenant the Premises.

2.2     CONDITION OF PREMISES

The Premises are provided to the Tenant in an "as is, where is" condition save that the Landlord shall, on or before the Commencement Date and at the Landlord's sole cost and expense, perform the following work therein:

(a)      OFFICE PREMISES:

         (i) make operational the door between the office and the warehouse which is screwed shut;

         (ii) finish repainting the walls (white) and the doors (black), including the above described door;

         (iii) replace the carpet in the office and the flooring in the adjacent washrooms and first aid room with linoleum or tile flooring (color: medium to dark blue);

         (iv) replace all ceiling tiles;

         (v) clean windows;

         (vi) replace all broken window panes;

         (vii) check office heating system and make sure operational;

         (viii) clean up washrooms and first aid room: repaint (white), provide new flooring as described above, and repair fixtures, if required;

         (ix) replace door missing on one of the washrooms; and

         (x) make operational the sink in the first aid room, which is missing water supply and taps.

(b)      WAREHOUSE PREMISES:

         (i) existing fluorescent lighting to be made fully operational and upgraded to Workers' Compensation Board levels as follows:

                  (1) 24,000 square foot low ceiling section, lights all raised to maximum, approximately 13' to 14' height, 50 foot candles of illumination;

                  (2) 24,750 square foot high ceiling section, lights all raised to 20' height, 50-foot candles of illumination in north 60%, 30 foot candles of illumination in south 40%

         (ii) alternatively, the Tenant may choose to have the Landlord's cost to upgrade the existing fluorescent lighting applied toward replacing with new halogen lighting, and the Tenant will pay the rest;

         (iii) check warehouse unit heaters and make sure operational;

         (iv) service all loading doors and put in good working order, noting in particular that:

                  (1) the large roll up door at the south east corner was hit and is severely damaged, and

                  (2) the double man door slightly north of the above is screwed shut and is missing some hardware;

         (v) the trailer/washroom is to remain "as is", and the Tenant is to clean up the interior and possibly relocate;

         (vi) complete the repair of warehouse floor cracks and the sealing of the floor surface; and

         (vii) paint all interior warehouse walls (white).

(c)      GENERAL

         (i) repair and seal all existing roof vents;

         (ii) proceed with roof membrane repairs as soon as possible, it being understood that if it is determined that the roof has to be replaced in certain sections, the Tenant would prefer the work to be completed prior to the Tenant taking occupancy;

         (iii) ensure that all emergency lighting and exit lighting meets municipal requirements; and

         (iv) check sprinkler system.

(d)      EXTERIOR

         (i) repair wall at south east corner of the Building which, along with the loading door, appears to have been hit by a truck,

         (ii) paint exterior walls to cover any reference to the past tenant, Avcorp;

         (iii) exterior lights need to be checked (they seem to always be on);
         and

         (iv) remove all debris on asphalt of the property (car windshields, sheet metal and litter located in particular on the southeast corner of the property).

2.3      TENANT NOT LIABLE

Notwithstanding anything to the contrary in this Lease contained, and specifically notwithstanding the provisions of clause 15.4 hereof, the Tenant shall not be liable for any Hazardous Substance in or on the Premises which was deposited and/or released or caused to be deposited and/or released into or onto the Premises prior to the date on which the Tenant took possession of the Premises, unless such Hazardous Substance was deposited or released into or onto the Premises by the Tenant or those for whom the Tenant is, in law, responsible.

3.       TERM

3.1      INITIAL TERM

The Tenant shall have and hold the Premises, subject to the exceptions and reservations aforesaid, unto the Tenant for the Term from and including the Commencement Date until and including the Expiry Date.

4.       RENT

4.1      ANNUAL BASIC RENT AND ADDITIONAL RENT

The Tenant shall pay to the Landlord during the Term the following Rent payable at the Landlord's address specified in the Lease Summary or at such other place as the Landlord may from time to time designate in writing, in the following installments:

(a) the Annual Basic Rent (plus applicable GST) payable in advance in consecutive monthly instalments on the first day of each and every month in each and every year of the Term, commencing on the Commencement Date and continuing until and including the first day of the month in which the Expiry Date falls; and

(b) the Additional Rent payable in advance in consecutive monthly instalments on the first day of each and every month in each and every year of the Term, commencing on the Commencement Date and continuing until and including the first day of the month in which the Expiry Date falls, unless indicated otherwise in this Lease.

The Landlord confirms that the estimated Additional Rent payable by the Tenant is approximately $1.20 per square foot of the rentable area of the Premises per annum.

The Landlord acknowledges receipt of the Prepaid Rent, which shall be applied by the Landlord to the Annual Basic Rent (plus applicable GST) due and payable for the first month of the Term.

4.2      TO PAY

The Tenant shall pay the Annual Basic Rent and Additional Rent when due in accordance with the provisions of this Lease.

4.3      NO ABATEMENT

The Tenant covenants and agrees with the Landlord that all of the Rent payable under this Lease shall be paid by the Tenant without demand, deduction, set-off, or abatement whatsoever, except as specifically provided in subclause 10.1(a). The Tenant covenants and agrees that the Landlord may at its option apply all sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord may see fit, regardless of any designation or instructions by the Tenant to the contrary.

4.4      POST-DATED CHEQUES

The Tenant covenants and agrees that, if the Landlord so requests, the Tenant shall deliver to the Landlord prior to the commencement of each Operating Year a series of post-dated cheques each in the amount of the monthly instalments of the Annual Basic Rent (plus GST applicable thereon) and the Additional Rent for that Operating Year.

4.5      ADJUSTMENT

If the Term shall commence or cease on a day other than the commencement of or the end of any period of time in respect to which any amount payable hereunder is calculated, then the Tenant shall pay to the Landlord its Relative Portion of such amount for such period of time. Without limiting the generality of the foregoing, if the Term does not subsist during the whole of any calendar year, the Tenant shall pay the Relative Portion of estimated and actual Operating Expenses for such Operating Year.

4.6      ACCRUAL OF ANNUAL BASIC RENT

The Annual Basic Rent shall accrue from day to day. Where the calculation of any Additional Rent is not made until the termination or expiry of this Lease, the obligation of the Tenant to pay such Additional Rent shall survive the termination or expiry of this Lease and such amounts shall be payable by the Tenant upon demand by the Landlord.

4.7      NET LEASE

It is the intention of the parties that this Lease shall be a net lease and that the Annual Basic Rent provided to be paid to the Landlord hereunder shall be net to the Landlord and shall yield to the Landlord the entire such rental during the Term and any renewal thereof without abatement for any cause whatsoever except as set forth in subclause 10.1(a). Save as specifically set forth in this Lease, all costs, expenses, and obligations of every kind and nature whatsoever relating to the Premises whether or not herein referred to and whether or not of a kind now existing or within the contemplation of the parties, shall be paid by the Tenant.

4.8      SALES TAXES

The Landlord will, acting reasonably, estimate the amount of Sales Taxes to be paid in advance with monthly payments of Rent for the period to which the estimate applies; and any necessary adjustment will be made in the same manner as set out in clause 5.2. Amounts payable by the Tenant as Sales Taxes will not be deemed to be Rent or Additional Rent, but the Landlord will have the same rights and remedies for non-payment of Sales Taxes as it has for non-payment of Rent.

5.       ADDITIONAL RENT

5.1      ESTIMATED EXPENSES

The Landlord shall have the right to make reasonable estimates of the amount of any or all of the Additional Rent for each Operating Year during the Term.

5.2      PAYMENT

The Tenant shall pay to the Landlord in equal monthly instalments on the first day of each month during each Operating Year the Additional Rent or any portion thereof as estimated by the Landlord for the Operating Year which falls in whole or in part within the respective Operating Year. In the event that the Tenant makes any overpayment to the Landlord on account of any Additional Rent payable under this Article 5 during any Operating Year, the Tenant shall be entitled to a credit or a refund, at the Landlord's option, to the Tenant's account in respect of the payment of such item of Additional Rent for the next succeeding Operating Year. Upon the expiry of the Term and any renewal thereof and the fulfilment by the Tenant of all of its obligations under this Lease, any remaining credit shall be refunded to the Tenant.

5.3      LANDLORD'S CERTIFICATE

A certificate of an officer of the Landlord as to the actual Additional Rent or any portion thereof for any Operating Year shall be final and binding upon the Tenant and the Landlord.

6.       TENANT'S TAXES AND UTILITY COSTS

6.1      PAYMENT

The Tenant shall promptly pay to the applicable authorities the Tenant's Taxes and the Utility Costs as they become due.

6.2      EVIDENCE OF PAYMENT

The Tenant shall provide to the Landlord, when and if requested by the Landlord, receipts for payments made by the Tenant in respect of the Tenant's Taxes and the Utility Costs.

7.       USE OF PREMISES

7.1      USE OF PREMISES

The Tenant shall not use the Premises nor allow the Premises to be used for any purpose other than that specified in the Lease Summary without the prior approval of the Landlord (not to be unreasonably withheld), nor in any manner inconsistent with such use and occupation, and the Tenant shall not, at any time during the Term or any renewal thereof, commit or suffer to be committed any waste upon the Premises, nor shall the Tenant use, exercise, carry on, or permit, or suffer to be used, exercised, or carried on, in, or upon the Premises, or any part thereof, any noxious, noisome, or offensive art, trade, business, occupation, or calling, or keep, sell, use, handle, or dispose of any merchandise, goods, or things which are objectionable, or by which the Premises or the Lands or any part thereof may be damaged or injuriously affected, and no act, matter, or thing whatsoever shall, at any time during the Term or any renewal thereof, be done in or upon the Premises or any part thereof which may result in annoyance, nuisance, grievance, damage, or disturbance to the occupiers or owners of any other lands or premises or to the holders of any registered easement, right of way, or other encumbrance charging the whole or part of the Lands or the Building, PROVIDED THAT the Landlord hereby confirms and acknowledges that, provided the Tenant uses the Premises for the purpose set out in the Lease Summary and conducts such use in compliance with the provisions of clause 7.2, below, such use by the Tenant will not be deemed to be in breach of the foregoing. The Tenant shall use its best efforts to prevent anything being done on the Premises or the Lands which may result in any premises other than the Premises being picketed or otherwise subjected to industrial action or demonstrations. The Tenant shall forthwith take all action and proceedings reasonably necessary to cause such picketing, industrial action, and demonstrations to cease without delay. The Tenant shall not place in the Premises any heavy machinery or equipment without first obtaining the consent, in writing, of the Landlord. The Tenant shall immediately advise the Landlord of the presence of, and shall do all things necessary to remove, any dangerous condition from time to time existing on the Premises and arising as a result of the act or omission of the Tenant or any person for whom the Tenant is, at law, responsible. non-compliance with the provisions of this clause 7.1.

7.2      COMPLIANCE WITH LAWS

The Tenant shall do, observe, and perform all of its obligations and all matters and things necessary or expedient to be done, observed, or performed by the Tenant by virtue of any law, statute, bylaw, ordinance, regulation, or lawful requirements of any governmental authority or any public utility lawfully acting under statutory authority, and all demands and notices in pursuance thereof whether given to the Tenant or the Landlord and in any manner or degree affecting the exercise or fulfillment of any right or obligation arising under or as a result of this Lease and affecting the Premises and the use thereof by the Tenant. If any such demand or notice is given lawfully requiring the execution of works by reason of anything done, omitted, or permitted by the Tenant, then:

(a) if such notice is given to the Tenant, the Tenant shall forthwith deliver the same or a true copy thereof to the Landlord and the Tenant shall forthwith execute, at its own expense, to the satisfaction of the Landlord and the person giving such notice, all such works as the Landlord may approve in writing in order to comply with the requirements of that notice; and

(b) if such notice is given to the Landlord, the Landlord shall notify the Tenant and thereupon the Tenant shall forthwith execute, at its own expense, to the satisfaction of the Landlord and the person giving such notice, all such works as the Landlord and the person giving such notice may require in order to comply with the requirements of the said notice.

Notwithstanding the foregoing, the Landlord shall have the right to execute any such works and the Tenant shall afford to the Landlord all necessary access to the Premises and other facilities for such purpose and the Tenant shall, on demand by the Landlord, pay to the Landlord all costs and expenses incurred by the Landlord in executing and performing any and all such works.

8.       INDEMNITY AND INSURANCE

8.1      TENANT'S INSURANCE

(a) The Tenant shall, at its sole cost and expense during the Term and during such other period of time that the Tenant occupies the Premises, take out and maintain in full force and effect, the following:

                  (i) "all risks" insurance upon all merchandise, stock-in-trade, furniture, fixtures, equipment, Leasehold Improvements, and other property of every kind and description located at the Premises, owned by, or made or installed by or on behalf of the Tenant and any sub-tenant or licensee or for which the Tenant is responsible or legally liable, in an amount at least equal to the full insurable value thereof, calculated on a stated amount co-insurance and replacement cost basis;

                  (ii) automobile liability insurance to a limit of liability of not less than $2,000,000 in any one accident, covering all licensed motor vehicles owned by the Tenant and used in connection with its and its licensee's or sub-tenant's business carried on from the Premises;

                  (iii) comprehensive bodily injury and property damage liability insurance applying to the operations of the Tenant and its licensee or sub-tenant carried on from the Premises and which shall include, without limitation, personal injury liability, product liability, contractual liability, non-owned automobile liability, and protective liability coverage with respect to the occupancy of the Premises by the Tenant; and such insurance shall be written for an amount of not less than $3,000,000 per occurrence, or such higher amount as the Landlord may from time to time reasonably require;

                  (iv) tenant's all risks legal liability insurance in an amount not less than the replacement cost of the Building;

                  (v) broad form comprehensive boiler and machinery insurance on all boilers and pressure vessels in the Premises;

                  (vi) business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils required to be insured against by the Tenant hereunder; and

                  (vii) any other form or forms of insurance as the Landlord may reasonably require from time to time in amounts and for perils against which a prudent tenant acting reasonably would protect itself in similar circumstances.

(b) All policies of insurance referred to in this paragraph shall include the following provisions:

                  (i) the policies shall not be affected or invalidated by any act, omission, or negligence of any person which is not within the knowledge or control of the insured thereunder;

                  (ii) subject to subclause 10.1(b), all property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any insured loss or damage is caused by the act, omission, or negligence of the Landlord, or by those for whose acts the Landlord is, in law, responsible, or otherwise;

                  (iii) all policies of liability insurance shall include the Landlord and any persons, firms, or corporations affiliated with the Landlord and designated by the Landlord as additional insureds and shall provide that each person, firm, or corporation insured under such policies shall be insured in the same manner and to the same extent as if separate policies had been issued to each; and

                  (iv) all policies shall contain an undertaking by the insurers to give the Landlord not less than 30 days' prior written notice of any cancellation or other termination thereof, or any change which restricts or reduces the coverage afforded thereby.

(c) The Tenant agrees that certificates of insurance shall be delivered to the Landlord as soon as practicable after the placing thereof. The Tenant shall, when required by the Landlord, forthwith provide to the Landlord evidence that all premiums for all insurance policies have been paid.

(d) For good and valuable consideration, and subject to clause 8.4, the Tenant does hereby release and relieve the Landlord and those persons for whom the Landlord is, in law, responsible, from liability and responsibility for, and waives its entire claim for recovery of any loss or damage whatsoever arising out of or incident to, the occurrence of any of the perils covered by, or which would be covered by, the insurance policies which the Tenant is obligated to obtain and maintain in force under the terms of this Lease.

(e) The Tenant shall not do or permit anything to be done upon the Premises whereby any policy of insurance against loss or damage to the Premises or against legal liability for damage to persons or property caused by the ownership, maintenance, use, or occupancy of the Premises, the Lands, or the Building, or by reasons of the conduct of any business carried on thereon, may be invalidated; and for such purpose, upon receipt of notice in writing from any insurer of the Premises, the Lands, or the Building requiring the execution of works or a discontinuance of any operations in order to correct such situation, the Tenant shall comply therewith.

(f) The Tenant agrees that if the Tenant fails to take out or keep in force any insurance coverage referred to in this clause 8.1, or if any such insurance is not approved by the Landlord and the Landlord's Mortgagees, and the Tenant does not rectify the situation within 72 hours after written notice by the Landlord to the Tenant setting forth the Landlord's objections, then the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance coverage and shall have the right to recover all costs and premiums incurred in effecting such insurance coverage from the Tenant pursuant to clause 8.1.

8.2      INDEMNIFY LANDLORD

The Tenant shall indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, costs, loss, or expenses of whatever kind (including without limitation legal fees on a solicitor and client basis) which the Landlord may sustain, incur, or be put to by reason of or arising out of any act or omission of the Tenant or any persons for whom the Tenant is, at law, responsible, or from the use or occupation of the Premises, the Lands, or the Building, in whole or in part and, without limiting the generality of the foregoing, from the non-observance or non-performance by the Tenant or any persons for whom the Tenant is, at law, responsible of any of the obligations imposed under the provisions of any laws, ordinances, regulations, or requirements of any federal, provincial, municipal, or other authority, or any of the covenants, agreements, terms, conditions, and provisos contained in this Lease to be observed and performed by the Tenant; and such liability to indemnify and save harmless shall survive any termination of this Lease and the expiry of the Term or any renewal hereof, anything in this Lease to the contrary notwithstanding.

8.3      LANDLORD'S INSURANCE

(a) The Landlord shall, during the Term and any renewal thereof, take out and maintain in full force and effect insurance against all risks of physical loss or damage to the Building, and such fixtures and improvements as the Landlord shall determine, including the perils of flood and earthquake and including gross rental value insurance, in amounts equal to the full insurable value thereof calculated on a replacement cost basis, and subject to such deductibles as the Landlord may reasonably determine. Provided however that the full insurable value shall not include, and the insurance shall not cover, any property of the Tenant, whether owned by the Tenant or held by it in any capacity, nor Leasehold Improvements nor any other property of whatsoever kind and description located at the Premises whether made or installed by or on behalf of the Tenant. The Landlord shall, upon 30 days' written notice from the Tenant, advise the Tenant of the amount of the deductible referred to in this subclause.

(b) The Landlord shall, upon written request by the Tenant, provide the Tenant with evidence from time to time that such insurance has been effected.

(c) The Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as the Landlord or the Landlord's Mortgagees may consider advisable or beneficial, including, without limiting the foregoing, comprehensive liability insurance and boiler and machinery insurance.

(d) Notwithstanding any contribution by the Tenant to any Insurance Costs as provided for herein, no insurable interest shall be conferred upon the Tenant under policies carried by the Landlord.

8.4      LIMITATION OF LIABILITY OF LANDLORD

(a) The Landlord shall not be liable for any personal injury, death, or property loss or damage sustained by the Tenant or its employees, agents, sublessees, licensees, or those doing business with it on the Premises, in the Building, or on the Lands, no matter how caused, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible; and the Tenant:

                  (i) shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death, or property damage or loss, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible; and

                  (ii) hereby releases the Landlord and its officers, agents, and employees from all claims for damages or other expenses arising out of such personal injury, death, or property loss or damage, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible.

(b) Without limiting the foregoing, the Landlord shall not be liable for any personal injury, death, or property loss or damage sustained by the Tenant or its employees, agents, sublessees, licensees, or invitees on the Premises, in the Building, or on the Lands caused by theft or breakage or by steam, water, rain, snow, radioactive materials, microwaves, deleterious substances, gases, pollutants, or any other materials or substances which may leak into, or issue or flow from any neighboring lands or adjacent premises, or from the water, steam, or drainage pipes or plumbing works of the same or from any place, or any loss or damage caused by or attributable to the condition or arrangements of any electric or other wiring, or any damage caused or anything done or omitted to be done by any other tenant or occupant of the Lands except to the extent caused by the negligence of the Landlord or by those persons for whom the Landlord is, in law, responsible; and the Tenant:

                  (i) shall indemnify the Landlord against all actions or liabilities arising out of such personal injury, death, or property damage or loss except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible; and

                  (ii) hereby releases the Landlord and its officers, agents, and employees from all claims for damages or other expenses arising out of such personal injury, death, or property loss or damage, except to the extent caused by the negligence of the Landlord or those persons for whom the Landlord is, in law, responsible.

9.       MAINTENANCE, REPAIRS, AND ALTERATIONS

9.1      REPAIR BY TENANT

The Tenant shall, at all times during the Term and any renewal thereof and at its own expense, promptly maintain, decorate, clean, renew, repair and replace the Premises and all parts thereof in a reasonable operating condition, excluding repairs and replacements required by reasonable wear and tear, and including, without limiting the foregoing, the Building (excluding structural repairs and maintenance, and specifically excluding roof repairs and roof replacement, if required), equipment, fixtures, machinery, facilities, equipment, and appurtenances installed by the Tenant or installed by the Landlord as part of the Building, and specifically including all systems and services serving the Building including but not limited to plumbing, heating, ventilation, air-conditioning, electricity and gas. The Tenant shall also heat the Premises in a reasonable manner so as to prevent any damage thereto by reason of frost or moisture. At the end or sooner termination of the Term or any renewal thereof the Tenant shall yield up to the Landlord, without notice from the Landlord, the Premises including all fixtures, repaired, decorated, paved, cleaned, renewed, and maintained in the condition required under this Lease. Without limiting the generality of the foregoing, the Tenant shall repaint all internal work of the Premises which the Landlord may from time to time require to be repainted, such repainting to be done by the Tenant during every fifth year of the Term and any renewal thereof and also during the earlier of:

(a)      the last year of the Term or any renewal thereof, or

(b) the Thirty (30) day period immediately following the termination or surrender of this Lease.

All repainting shall be in accordance with reasonable specifications approved by the Landlord and shall be completed to the reasonable satisfaction of the Landlord.

9.2      REPAIR ON NOTICE

(a) The Tenant shall permit the Landlord and its duly authorized agents or nominees, with or without workers and others, at all reasonable times to enter upon the Premises for the purpose of examining the state of repair, condition, and use thereof, and to permit such entry after the Landlord shall have given 24 hours' notice in writing to the Tenant of such intended entry and examination, or without notice in the event of an emergency or a perceived emergency, and in every case the Tenant shall afford the Landlord all aid and facilities in such entry and examination, and upon notice in writing of defect or want of repair being given by the Landlord to the Tenant, to cause the same to be repaired, as required by clause 9.1, within 30 days from the date of the giving of such notice by the Landlord. If the Tenant shall at any time default in the performance or observance of any of the covenants in this Lease for or relating to the repair, replacement, maintenance, cleaning, renewal, or decoration of the Premises or any part thereof and such default shall continue for 30 days after notice in writing from the Landlord of default in respect of repair, replacement, maintenance, cleaning, renewal, or decoration of the premises, then the Tenant shall permit the Landlord and its duly authorized agents and nominees, with or without workers and others, and without prejudice to the Landlord's right of re-entry, to enter into and upon the Premises and repair, replace, decorate, clean, renew, and maintain the same at the expense of the Tenant; and the Tenant shall afford the Landlord all aid and facilities in doing or causing the same to be done and shall repay to the Landlord on demand all costs and expenses in respect of such repairs, replacements, maintenance, cleaning, renewal, and decoration as aforesaid.

(b) The Tenant shall pay to the Landlord administration charges of the Landlord in the sum of 15% of the total cost of any work specifically completed by the Landlord on behalf of the Tenant, such work being deemed to be the responsibility of the Tenant.

9.3      BUSINESS AND TRADE FIXTURES

The Tenant may install its usual business and trade fixtures in the usual manner in the Premises, provided such installation does not damage the Premises and provided further that, if requested by the Landlord, the Tenant shall have submitted to the Landlord plans and specifications for such business and trade fixtures and obtained the prior written consent of the Landlord thereto, which consent shall not be unreasonably withheld. All business and trade fixtures owned or installed by the Tenant in or on the Premises shall remain the property of the Tenant and shall be removed by the Tenant at the expiration of the Term or any renewal thereof or at the sooner termination thereof, provided that the Tenant at its expense shall repair any damage to the Premises caused by such removal. Such removal by the Tenant shall be permitted provided that the Tenant is not in default under any covenant or agreement contained herein at the time of such removal; and if in default, the Landlord shall have a lien on the Tenant's business and trade fixtures as security against loss or damage resulting from any such default by the Tenant, and the Tenant's business and trade fixtures shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. The Landlord may elect to require the Tenant to remove all or any part of the business and trade fixtures owned or installed by or on behalf of the Tenant at the expiration or termination of the Term or any renewal thereof, in which event such removal shall be done at the Tenant's expense and the Tenant shall, at its expense, repair any damage to the Premises caused by such removal. If the Tenant does not remove its business and trade fixtures forthwith after written demand by the Landlord, such property shall, if the Landlord elects, be deemed to become the Landlord's property or the Landlord may remove the same at the expense of the Tenant and the cost of such removal shall be paid by the Tenant forthwith to the Landlord on written demand, and the Landlord shall not be responsible for any loss or damage to such property as a result of such removal.

9.4      ALTERATIONS AND ADDITIONS

The Tenant shall not remove, alter, or change the position or style of, or add to, the Premises or any part thereof, or make any excavations on the Lands, without in any and every such case having first submitted plans and specifications thereof to the Landlord and having obtained the prior written consent of the Landlord thereto. All work shall be done in a good and workmanlike manner by contractors or tradespeople approved in writing by the Landlord. The Tenant shall pay to and reimburse the Landlord forthwith on demand for all costs and expenses incurred by the Landlord in the review and approval of any plans and specifications by the Landlord's architects and engineers. The Tenant shall obtain and pay for all required building and occupancy permits in respect of its work as aforesaid. The Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance coverage reasonably required by the Landlord to protect the respective interests of the Landlord and the Tenant during all periods when any such work is being performed.

9.5      LEASEHOLD IMPROVEMENTS

Any and all Leasehold Improvements, but not Tenant's business and trade fixtures in or upon the Premises, whether placed there by the Tenant or the Landlord or a previous occupant of the Premises, shall immediately upon such placement become, and shall thereafter remain, the property of the Landlord without compensation therefor to the Tenant. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain, replace, or insure the Leasehold Improvements. The Landlord may elect that any or all Leasehold Improvements made or installed by or on behalf of the Tenant under this Lease be removed at the expiry or earlier termination of the Term or any renewal thereof, and it shall be the Tenant's obligation to restore the Premises to the condition in which they were prior to the installation of the Leasehold Improvements. Such removal and restoration shall be at the sole expense of the Tenant. The Tenant shall not mortgage, charge, encumber, or grant any security interest in any Leasehold Improvements made or installed by or on behalf of the Tenant hereunder.

9.6      REPAIR BY LANDLORD

The Landlord shall, at all times during the Term and any renewal thereof and at its own expense, maintain, repair and replace the structural elements of the Building (including structural repairs and maintenance, and specifically including roof repairs and roof replacement, if required), such maintenance, repairs and replacements to be carried out in a reasonably timely manner upon notice from the Tenant, subject to clause 16.7 of this Lease.

10.      DAMAGE, DESTRUCTION, OR EXPROPRIATION OF THE PREMISES

10.1     DAMAGE AND DESTRUCTION

(a) If the Building is damaged by fire or other casualty which renders all of the Premises within such Building or a substantial area of the Premises within such Building unusable by the Tenant or otherwise materially adversely affects the business carried on by the Tenant therein, then the Rent shall from and after the date of the damage abate in the same proportion as such unusable area of the Premises within such Building bears to the total area of the Premises in such Building, and such abatement shall continue until such unusable area of the Premises in such Building is capable of use by the Tenant or until this Lease is terminated with respect thereto, whichever shall first occur.

(b) Except as provided in subclause 10.1(c), if the Building is damaged by fire or other casualty, and the damage is covered by insurance held by the Landlord under this Lease, then the damage to such Building shall be repaired by the Landlord at its expense provided that the Landlord shall not be obligated to repair damage to the Building which is in excess of the proceeds of insurance received by the Landlord. The Tenant shall, at its expense, repair all Leasehold Improvements and any installations, alterations, additions, partitions, improvements, and fixtures made by or on behalf of the Tenant. At the option of the Landlord, such repairs shall be performed by the Landlord at the expense of the Tenant if the Landlord considers that this would be more efficient and cost effective. All repairs which the Landlord is required to make hereunder shall be made with due diligence, provided that the Landlord shall not be liable to the Tenant for any loss or damage suffered by the Tenant as a result of any delay which may arise by reason of adjustment of insurance on the part of the Landlord or on account of the circumstances described in clause 16.7.

(c) If, in the Landlord's opinion, the Building is damaged by fire or other casualty to the extent that it cannot reasonably be repaired or rebuilt within 90 days after the occurrence of such damage, and if the Landlord shall consequently decide not to restore the same, then the Landlord shall, within 15 working days after the happening of such fire or other casualty, give to the Tenant a notice in writing of such decision and thereupon the Term and any renewal of this Lease shall expire with respect to such Building effective the 15th business day following the occurrence of the damage, and the Tenant shall vacate such Building and the Lands pertaining thereto and surrender the same to the Landlord, and all rights of the Tenant hereunder shall cease and determine with respect thereto within two business days following the effective date of termination. If the Building is damaged as aforesaid and the Landlord does not give notice as aforesaid, then the Landlord shall diligently proceed to repair or rebuild such Building in accordance with subclause 10.1(b). If such repair or rebuilding is not completed and available for occupation by the Tenant within 180 days from the time of the fire or other casualty causing the damage, the Tenant may at its option, to be exercised within 10 days of the termination of the said period of 180 days (or the termination of such later period as extended by clause 16.7) by notice in writing, terminate this Lease and all of the rights of the Tenant hereunder with respect thereto, and the Tenant shall then have no further liability for Rent in respect of such Building for any period after the date of termination.

(d) For greater certainty, if this Lease is terminated with respect to the Building pursuant to the foregoing provisions of this clause 10.1, such termination shall not affect this Lease with respect to the remainder of the Premises, and the parties will enter into an agreement whereby this Lease is amended to refer only to those portions of the remises with respect to which this Lease has not been terminated.

10.2     EXPROPRIATION

If the whole of the Premises shall be acquired or condemned by an authority having the power for such acquisition or condemnation then the Term and any renewal thereof shall cease from the date of entry by such authority. If less than the whole of the Premises shall be so acquired or condemned, then this Lease shall remain in effect with respect to the balance of the Premises, and the provisions of subclause 10.1 shall apply. Nothing herein contained shall prevent the Landlord or the Tenant or both from recovering damages from such authority for the value of their respective interests or for such other damages and expenses allowed by law.

11.      ASSIGNMENT AND SUBLETTING

11.1     ASSIGNMENT AND SUBLETTING

(a) The Tenant shall not make, grant, execute, enter into, consent to, or permit any Transfer without the prior written consent of the Landlord, such consent not to be unreasonably withheld. In the event that the Tenant desires to make, grant, execute, enter into, consent to, or permit any Transfer then the Tenant shall give prior written notice to the Landlord of such desire, specifying therein the proposed Transferee and providing to the Landlord such information on the nature of the business of the proposed Transferee, together with its financial responsibility and standing, as the Landlord may reasonably require, together with the terms and conditions of the proposed Transfer. The Tenant shall also deliver to the Landlord a copy of the Transfer intended to be executed by the Tenant and the Transferee, together with the Landlord's administration fee required hereunder. The Landlord shall, within 10 business days thereafter, notify the Tenant in writing that:

                  (i) it consents to such Transfer, or

                  (ii) that it does not consent to such Transfer, in which event the Landlord must advise the Tenant of its reason for not consenting.

(b) Provided always and notwithstanding subclause 11.1(a), the Landlord's consent to a Transfer does not constitute a waiver of the necessity for the Tenant to obtain the prior written consent of the Landlord to any subsequent Transfer, and no Transfer shall in any manner release the Tenant from its obligations for the payment of the Rent and the observance and performance of the covenants, terms, and conditions herein provided during the Term and any renewal of the Term.

(c) Upon the initial request for a Transfer together with receipt from the Tenant of the administration fee and undertaking required in subclause 11.1(d), and provided that the Landlord does not withhold its consent to such Transfer, the Landlord shall provide to the Tenant its standard form written agreement pertaining to Transfers. The Tenant shall require each Transferee, at the time of any Transfer, to execute and deliver the Landlord's standard form written agreement between the Tenant, the Landlord, and the Transferee wherein the Transferee agrees to observe and perform all of the covenants, agreements, provisos, terms, and conditions of this Lease, and wherein the Tenant acknowledges and agrees that it shall continue to be liable under this Lease during the Term and any renewal of the Term. If either the Tenant or the Transferee fails to execute and deliver the said standard form written agreement then the Landlord shall have the right to refuse to grant its consent to such Transfer, or where such consent is not required the Transfer shall not be effective until the said standard form written agreement is executed and delivered by the Tenant and the Transferee. Without in any way restricting the generality of the Landlord's right to refuse consent to any Transfer, the Landlord shall have the right to refuse to consent to any Transfer if the Lease is not in good standing.

(d) The Tenant shall, together with its initial request to the Landlord for consent to any Transfer, pay to the Landlord an administration fee of a minimum of $250 or such other greater fee as the Landlord may reasonably charge from time to time, and the Tenant shall also undertake to reimburse to the Landlord any solicitors' fees and any other costs, charges, and expenses which may be incurred by the Landlord in connection with the Tenant's request for consent to any Transfer.

(e) If the Tenant is a corporation or if the Transferee is a corporation, and at any time during the Term or any renewal thereof any or all of the corporate shares or voting rights of shareholders of the Tenant or the Transferee shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law, or other disposition, or treasury shares be issued, so as to result in the control of the Tenant or the Transferee having changed from one person or group of persons to another person or group of persons without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, then and so often as such a change of control shall occur the Landlord shall have the right to terminate this Lease at any time after such change of control by giving the Tenant 60 days' prior written notice of such termination. The Tenant shall, upon request by the Landlord, make available to the Landlord from time to time for inspection and copying all books and records of the Tenant which alone or with other data show the applicability or otherwise of this subclause. This subclause shall not be applicable to any transfer of shares which are listed on a security exchange regulated by governmental authority. Further, this subclause shall not be applicable to any allotments, transfers or other share transactions between the existing shareholders of the Tenant (determined as at the Commencement Date) so long as no new shareholders are created thereby.

12.      DEFAULT

12.1     PAYMENTS BY LANDLORD REGARDED AS RENT

If the Tenant shall fail to observe or perform any of the covenants or obligations of the Tenant under or in respect of this Lease, the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, and may enter upon the Premises to do such things; and all costs and expenses incurred and expenditures made by or on behalf of the Landlord shall be forthwith paid by the Tenant to the Landlord. If the Tenant fails to pay the same, the

Landlord may add the same to the Rent and recover the same by ail remedies available to the Landlord for the recovery of Rent in arrears. Nothing in this clause 12.1 shall require the Landlord to directly or indirectly commence or complete such performance of the Tenant's covenants or obligations. If the Landlord shall suffer or incur any damage, loss, cost, or expense whatsoever for which the Tenant is in any way liable hereunder, by reason of any failure of the Tenant to observe or comply with any of the covenants or agreements of the Tenant in this Lease, then in every such case the amount of any such damage, loss, cost, or expense shall be due and payable by the Tenant to the Landlord on demand by the Landlord and the Landlord shall have the right at its option to add the cost or amount of any such damage, loss, cost, or expense to the Rent hereby reserved, and any such amount shall thereupon immediately be due and payable as Rent and recoverable by the Landlord by all remedies available to the Landlord for the recovery of Rent in arrears.

12.2     RE-ENTRY ON DEFAULT

The Tenant further covenants with the Landlord that in the event of the breach, non-observance, or non-performance of any covenant, agreement, stipulation, proviso, condition, rule, or regulation herein contained on the part of the Tenant to be kept, performed, or observed hereunder, and any such breach, non-observance, or non-performance shall continue for fifteen (15) days after written notice thereof to the Tenant by the Landlord, or, notwithstanding the foregoing, if any payments of the Rent or any part thereof are not paid when they become due and the same remain unpaid for two (2) business days after written notice thereof to the Tenant by the Landlord (provided that the Landlord shall not be obligated to provide such notice regarding nonpayment of Rent more than twice in any 12 month period), or in case the Term shall be taken in execution or attachment for any cause whatsoever, then and in any such case the Landlord, in addition to any other remedy now or hereafter provided, may re-enter and take possession immediately of the Premises or any part thereof in the name of the whole by reasonable persons and property therefrom, and may use such reasonable force and assistance in making such removal as the Landlord may deem advisable to recover at once full and exclusive possession of the Premises; and such re-entry shall not operate as a waiver or satisfaction in whole or in part of any right, claim, or demand arising out of or connected with any breach, non-observance, or non-performance of any covenant or agreement on the part of the Tenant to be kept, observed, or performed.

12.3     BANKRUPTCY OR INSOLVENCY OF TENANT

(a) If during the Term or any renewal thereof any of the goods and chattels of the Tenant shah be seized or taken in attachment by any creditor of the Tenant, or if a writ of execution, sequestration, or extent shall issue against the goods and chattels of the Tenant, or if any petition or other application is presented to any court of competent jurisdiction for the dissolution, liquidation, or winding-up of the Tenant or for the appointment of a receiver or receiver and manager, or if the Tenant shall become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors, or if the Premises shall be used for any purpose other than permitted by clause 7.1 without the prior written consent of the Landlord, or if the Tenant shall make an assignment for the benefit of creditors or shall make any sale or other disposition of all or substantially all of its goods and chattels (except incidental to its amalgamation with any other company), then and in every case the Tenant shall be, and be deemed to be, in default under this Lease; the then current and the next ensuing three (3) months' Annual Basic Rent and Additional Rent (to be determined for the current year at rates estimated by the Landlord acting reasonably) and any additional money owing hereunder shall immediately become due and payable; the Landlord may re-enter and take possession of the Premises or any part thereof in the name of the whole, and have again, repossess, and enjoy the Premises in its former estate, anything herein to the contrary notwithstanding, as though the Tenant were holding over after the expiration of the Term; and the Term and any renewal thereof shall, at the option of the Landlord, forthwith become forfeited and determined and the then current and the next ensuing three (3) months' Annual Basic Rent, the Additional Rent (to be determined for the current year at rates estimated by the Landlord acting reasonably) and any additional money owing hereunder shall be recoverable by the Landlord as if it were Rent in arrears, but the Tenant shall remain liable under this Lease.

(b) The Tenant acknowledges and agrees that, unless it receives the prior written consent of the Landlord, under no circumstances shall it file any notice of termination, repudiation, or disclaimer seeking to take advantage of s. 65.2 of the Bankruptcy and Insolvency Act, R.S.C. 1985,
         c. B-3 as amended from time to time and hereby waives any and all rights to do so. The Tenant agrees that if, in breach of this section, it files such a notice, the Landlord may, in addition to all of its other remedies, produce and rely on this section in challenging the validity of the notice in the court proceedings contemplated by s. 65.2 of the Bankruptcy and Insolvency Act; and the Landlord may, in those or any other proceedings, apply for injunctive relief or other relief against the Tenant filing the notice.

12.4     SALE AND RELETTING

The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to enter the Premises as the agent of the Tenant either by reasonable force or otherwise without being liable for any prosecution therefor, and to relet the Premises as the agent of the Tenant, and to receive all rent therefor, and as agent of the Tenant to take possession of any business and trade fixtures of the Tenant and any goods and property whatsoever on the Premises, and to sell the same at public or private sale without notice, and to apply the proceeds of such sale and any rent derived from reletting the Premises in payment of the Rent due under this Lease, after deducting its costs of conducting such sale and its costs of reletting; and the Tenant shall be liable to the Landlord for any deficiency.

12.5     TERMINATION

The Tenant further covenants and agrees that upon the Landlord becoming entitled to re-enter upon the Premises under any of the provisions of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to forthwith terminate this Lease and the Term or any renewal thereof and all of the rights of the Tenant hereunder by giving notice in writing addressed to the Tenant of its intention so to do, and any other payments for which the Tenant is liable under this Lease shall be paid and the Tenant shall forthwith deliver up possession of the Premises to the

Landlord, and the Landlord may re-enter and take possession of the Premises without limitation to its right to claim damages arising from the Tenant's breach.

12.6     DISTRESS

At any time that the Landlord is entitled to levy distress against the goods and chattels of the Tenant, it may use such reasonable force as it may deem necessary for the purpose of gaining admission to the Premises without being liable for any action in respect thereof or for any loss or damage occasioned thereby, and the Tenant hereby expressly releases the Landlord from all actions, proceedings, claims, or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Tenant in connection therewith.

12.7     LANDLORD'S EXPENSES ENFORCING LEASE

If it is necessary for the Landlord to retain the services of any person for the purpose of assisting the Landlord in enforcing any of its rights under this Lease or otherwise available at law, the Landlord shall be entitled to collect from the Tenant the cost of all such services including, but not limited to, charges by any bailiff effecting a distress to which a bailiff is entitled at law (and no more) and all legal fees and disbursements incurred in enforcing the Landlord's rights hereunder and in connection with all necessary court proceedings at trial or on appeal on a solicitor and own client basis, as if the same were Rent reserved and in arrears hereunder (provided that the Tenant shall have the right to have any such legal accounts assessed pursuant to the Legal Profession Act).

12.8     REMEDIES CUMULATIVE

No remedy conferred upon or reserved to the Landlord under this Lease, by statute or otherwise, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy available to the Landlord and all such remedies and powers of the Landlord may be exercised concurrently and from time to time and as often as the Landlord deems expedient.

13.      SUBORDINATION, ATTORNMENT, AND STATUS CERTIFICATE

13.1     PROVIDE FINANCIAL INFORMATION

Whenever any of the Landlord's Mortgagees, in connection with any financing of the Lands or the Building or any part thereof, shall require information relating to the financial position of the Tenant, and providing such Landlord's Mortgagee is a bank, trust company, credit union, insurance company or other similar institutional lender, the Tenant, within 30 days after receipt by it of a notice in writing from the Landlord requesting such information, shall furnish directly to such Landlord's Mortgagee copies of the financial statements of profit and loss and surplus or deficit, in respect of each of the three years immediately preceding the year in which such notice is given. All such information shall be used by such Landlord's Mortgagees in connection with such financing only, and shall be supplied to such Landlord's Mortgagees on the condition that the information be treated on a confidential basis.

13.2     SUBORDINATION

This Lease is and shall be subject, subordinate, and postponed to all Mortgages to the extent that without execution of any document other than this Lease, the Mortgages shall have priority over this Lease notwithstanding the respective dates of execution, delivery, or registration thereof. Without limiting the generality of the foregoing, the Tenant agrees to promptly execute any document in confirmation of such subordination and postponement of this Lease to any of the Mortgages, provided however that such subordination or postponement shall not be effective with respect to a specific Mortgage unless and until the Landlord's Mortgagee holding such Mortgage shall confirm in writing to the Tenant that the Tenant shall have the right, if not in default under this Lease, to remain in possession of the Premises in accordance with the terms of this Lease in the event that such Landlord's Mortgagee obtains title to the Premises by way of foreclosure or otherwise.

13.3     ATTORNMENT

Whenever required by any of the Landlord's Mortgagees under any of the Mortgages, or in the event of an exercise by any of the Landlord's Mortgagees of the power of sale in any of the Mortgages, the Tenant shall attorn to and become, in each case, a tenant of such Landlord's Mortgagees or any purchaser from such Landlord's Mortgagee for the then unexpired residue of the Term upon all of the terms and conditions hereof.

13.4     ESTOPPEL CERTIFICATE

The Tenant shall at any time and from time to time upon 10 days' prior notice from the Landlord execute and deliver to the Landlord, or the Landlord's Mortgagees, or a prospective purchaser of the whole or any portion of the Landlord's interest in the Lands or the Building, a statement in writing confirming the terms of this Lease, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), and certifying the amount of the Rent then being paid hereunder, the dates to which the Rent and other charges hereunder have been paid, that the Landlord has complied with all the terms of this Lease, that the Premises are acceptable to the Tenant, that the Tenant shall not amend, modify, or surrender this Lease or make any prepayment of the Rent other than the Rent for the current month without the prior written consent of the Landlord's Mortgagees or prospective purchaser, that there are no outstanding set-offs or equities disclosed or undisclosed as between the Landlord and the Tenant, that no money other than a maximum of one month's Rent in accordance with the provisions of the Lease has been prepaid by the Tenant to the Landlord, that the Tenant is aware of the assignment by the Landlord to the Landlord's Mortgagees of all Rents under this Lease, and any other matters pertaining to this Lease in respect of which the Landlord may desire certification.

14.      QUIET ENJOYMENT

The Landlord covenants with the Tenant for quiet enjoyment, subject to the charges, exceptions and reservations in Article 2 and subject to any rights of entry by the Landlord as provided in this Lease.

15.      MISCELLANEOUS COVENANTS

15.1     SIGNS

The Tenant shall not, at any time, affix or exhibit or permit to be affixed or exhibited upon any part of the Premises except within the Premises, any Sign, unless such Sign shall have been first approved in writing by the Landlord (acting reasonably) and unless such Sign complies at all times with the requirements of any lawful authority having jurisdiction over the same. If any Sign no longer complies with the terms of the consent given by the Landlord or the requirements of any lawful authority having jurisdiction over the same, then the Landlord, after giving the Tenant thirty (30) days' notice, shall have the right at any time to remove any such Sign at the Tenant's expense; and the costs, charges, and expenses of such removal shall forthwith be paid by the Tenant to the Landlord. The repair provisions of clauses 9.1 and 9.2 shall also apply to the Signs.

15.2     RUBBISH

The Tenant shall keep the Premises clean and tidy and in good order.

15.3     ABATE NUISANCE

Upon written notice to the Tenant from the Landlord or from any lawful authority having jurisdiction, the Tenant shall forthwith, at its sole expense, abate any nuisance caused by vibration, noise, or offensive smell, or by any undue emission of smoke, vapour, or dust caused by the Tenant or arising directly or indirectly out of the operations carried on upon the Premises.

15.4     POLLUTION

The Tenant shall:

(a) not use or permit to be used all or any part of the Premises for the sale, storage, manufacture, disposal, use, or any other dealing with any Hazardous Substances, without the prior written consent of the Landlord, which may be unreasonably withheld,

(b) strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Premises;

(c) promptly provide to the Landlord a copy of any environmental site assessment, audit, or report relating to the Premises conducted by or for the Tenant at any time, and, at the Landlord's request from time to time, obtain from an independent environmental consultant approved by the Landlord an environmental site assessment of the Premises or an environmental audit of the operations at the Premises, including any additional investigations as the environmental consultant may recommend;

(d) promptly notify the Landlord in writing of any release of a Hazardous Substance or Hazardous Substances or any other occurrence or condition at the Premises or any adjacent property which would contaminate the Premises or subject the Landlord or the Tenant to any fines, penalties, orders, investigations, or proceedings under Environmental Laws;

(e) on the expiry or earlier termination of this Lease, or at any time if requested by the Landlord or required by any governmental authority pursuant to Environmental Laws, remove from the Premises all Hazardous Substances and remediate any contamination of the Premises or any adjacent property resulting from Hazardous Substances, in either case brought onto, used at, or released from the Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws. All such Hazardous Substances shall remain the property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Premises;

(f) indemnify the Landlord and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, losses, costs, fines, penalties, and expenses whatsoever (including all legal and consultants' fees and expenses and the cost of remediation of the Premises and any adjacent property) arising from or in connection with:

                  (i) any breach of or non-compliance with the provisions of this paragraph by the Tenant; or

                  (ii) any release or alleged release of any Hazardous Substance or Hazardous Substances at or from the Premises related to or as a result of the use and occupation of the Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this clause 15.4 shall survive the expiry or earlier termination of this Lease.

15.5     NO EXCAVATION

The Tenant shall not excavate, dig, or extract any sand, gravel, earth, or minerals of any description out of the Lands.

15.6     EASEMENTS

The Tenant shall not, without the prior written consent of the Landlord, permit any encroachment, right of way, easement, or other encumbrance to be made or entered into, against, or upon the Premises or the Lands or any part thereof.

15.7     LIENS

The Tenant shall use its best efforts to ensure that no claim of lien shall be filed in respect of any work which may be carried out by it or on its behalf in the Building or on the Lands, and if a claim of lien shall be filed in respect of any such work the Tenant shall take all necessary steps to have the claim of lien cancelled and discharged from the Lands and the Building within 15 days of the date the Tenant has knowledge of such filing, and the Tenant shall indemnify and save harmless the Landlord from any and all loss, cost, expense, damage, and liability in respect of such claim of lien. The Landlord, in addition to any right or remedy, shall have the right, but shall not be obliged, to discharge any claim of lien from the Lands and the Building by paying the amount claimed to be due or by procuring a discharge of such liens by deposit in the appropriate court, and in any such event the Landlord shall be entitled, if it so acts, to expedite the prosecution of any action for the enforcement of such claim of lien by the lien claimant and to pay the amount of the judgment, if any, in favour of the lien claimant with interest and costs. In any such event the Tenant shall forthwith pay to and reimburse the Landlord for all money expended by the Landlord and all costs and expenses incurred by the Landlord.

15.8     REGISTERED CHARGES

The Tenant shall pay all money owed by it under any security interest or other charge registered or filed against the Lands or the Building, and immediately upon all of the payments having been made thereunder, the Tenant shall obtain a memorandum of satisfaction or other appropriate document of discharge and shall register the same at its own expense in the proper land title office or other appropriate office of public record as the Landlord may require to discharge the same from the title to the Lands and the Building.

15.9     EXHIBIT PREMISES

The Landlord shall have the right to exhibit the Premises to:

(a) prospective tenants or subtenants during the nine (9) month period prior to the Expiry Date or the date of expiration of and any renewal of the Term; and

(b) the Landlord's Mortgagees and prospective mortgagees and any prospective purchaser of the whole or any part of the Landlord's interest in the Premises;

and for such purposes the Landlord may place upon the Premises a sign or notice stating that the Premises are for rent or for sale, and the Landlord shall have the right of entry to the Premises at any reasonable time, and the Tenant at its option may have a servant or agent present at the time of such entry.

15.10    NO AUCTIONS

The Tenant shall not permit any sale by auction nor any fire sale, bankruptcy sale, moving sale, going-out-of-business sale, or bulk sale to be held upon the Premises or any part thereof.

16.      MISCELLANEOUS

16.1     REGISTRATION OF LEASE

The Landlord shall have no obligation to execute and deliver this Lease in registrable form, provided however that if the Tenant pays all costs, expenses, fees, and taxes in connection with the registration of this Lease in the appropriate land title office and the costs of any plans required for such registration, the Landlord shall execute and deliver this Lease in registrable form. If this Lease is so registered, the Tenant covenants and agrees to executed and deliver to the Landlord a registrable release of this Lease upon the expiration or earlier termination hereof, such covenant to survive the expiration or termination of this Lease.

16.2     NO WARRANTIES

The Tenant acknowledges and agrees that no representations, warranties, agreements, or conditions have been made other than those expressed herein, and that no agreement collateral hereto shall be binding upon the Landlord unless it be made in writing and duly executed on behalf of the Landlord.

16.3     NO WAIVER

(a) The failure of either party hereto to exercise any right or option in connection with any breach or violation of any term, covenant, or condition herein contained shall not be deemed to be a waiver or relinquishment of such term, covenant, or condition nor of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of the Rent or any portion hereunder by the Landlord shall not be deemed to be a waiver of a preceding breach by the Tenant of any term, covenant, or condition of this Lease.

(b) The acceptance of any of the Rent from, or the performance of any obligation hereunder by, a person other than the Tenant shall not be construed as an admission by the Landlord of any rights, title, or interest of such person as a Transferee or otherwise in the place and stead of the Tenant.

(c) The acceptance by the Landlord of a part payment of any money required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such money.

16.4     NOTICES

All notices, demands, and requests which may be or are required to be given pursuant to this Lease shall be in writing and shall be sufficiently given if delivered personally to the party or an officer of the party for whom it is intended, or faxed with a confirmation copy mailed, or mailed prepaid and registered to the respective addresses specified in the Lease Summary or such other addresses as the parties may from time to time advise by notice in writing. The Tenant shall require each Transferee to supply its respective mailing address to the Landlord. The date of receipt of any such notice, demand, or request shall be deemed to be the date of delivery of such notice, demand, or request if delivered or if faxed as aforesaid it shall be deemed to be received on the next day following the date of transmission (excluding Saturdays, Sundays, and statutory holidays in British Columbia), or if mailed as aforesaid it shall be deemed to be received on the third day next following the date of such mailing (excluding Saturdays, Sundays, and statutory holidays in British Columbia), unless there is between the date of mailing and actual receipt a mail strike or other labor dispute which adversely affects mail service in British Columbia, in which case the party giving the notice, demand, or request shall deliver such notice, demand, or request by an alternative method.

16.5     PEACEFUL SURRENDER

The Tenant shall, at the expiration or sooner determination of the Term, forthwith peacefully surrender and yield up unto the Landlord the Premises and its appurtenances, together with all fixtures or improvements which at any time during the Term shall be made therein or thereon, in the state of repair required to be maintained by the Tenant hereunder, without notice from the Landlord; and shall deliver to the Landlord all keys to the Premises which the Tenant has in its possession.

16.6     HOLDING OVER

If the Tenant shall hold over with the Landlord's written consent after the expiration of the Term or any renewal thereof, and the Landlord shall accept the new Rent or any portion thereof, the new tenancy thereby created shall be deemed to be a monthly tenancy and not a yearly tenancy and shall be subject to the covenants and conditions herein contained insofar as the same are applicable to a tenancy from month to month, except that if the Tenant remains in possession without the Landlord's written consent, the monthly instalments of Annual Basic Rent shall be two (2) times the monthly instalments of Annual Basic Rent payable for the last month of the later of the Term or any renewal thereof, pro-rated on a daily basis for each day that the Tenant remains in possession, and in addition the Tenant shall be liable for all costs, expenses, losses, and damages resulting or arising from the failure of the Tenant to deliver up possession of the Premises to the Landlord.

16.7     INABILITY TO PERFORM

Whenever and to the extent that either party shall be unable to fulfill, or shall be delayed or restricted in the fulfilment of any obligation hereunder by reason of being unable to obtain the material, goods, equipment, service, utility, or labor required to enable it to fulfill any such obligation, or by reason of any statute, law, or order-in-council or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administrator, controller, or board, or any governmental department or officer or other authority, or by act of God, or by reason of not being able to obtain any permission or authority required thereby, or by reason of strikes, lockouts, or other industrial disturbances, explosion, breakage or accident to machinery, or by reason of any other cause beyond its control whether of the foregoing character or not, the time for fulfillment of such obligation shall be extended by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to compensation for any inconvenience, nuisance, discomfort, or damage thereby occasioned, and shall not be entitled to cancel or terminate this Lease, provided the foregoing shall not operate to excuse the Tenant from prompt payment of Rent as and when due hereunder.

16.8     INTEREST

Interest on any money due to the Landlord under this Lease shall be paid by the Tenant and shall accrue on a daily basis at the Prime Rate plus 3% per annum, such rate of interest to be calculated and compounded monthly, not in advance, from the respective date upon which any such money becomes due to the Landlord.

16.9     GOVERNING LAW

This Lease shall be construed in accordance with, and governed by, the laws of the province of British Columbia.

16.10    NUMBER AND GENDER

Where required the singular number shall be deemed to include the plural and the neuter gender the masculine or feminine.

16.11    COVENANTS

The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate provision thereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

16.12    TIME OF THE ESSENCE

Time shall be of the essence of this Lease, save as herein otherwise specified.

16.13    HEADINGS

Any captions, headings, and marginal notes throughout this Lease are for convenience and reference only and the words and phrases contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

16.14    ENUREMENT

This Lease shall extend to, be binding upon, and enure to the benefit of the Landlord and the Tenant and their respective heirs, executors, administrators, successors, and permitted assigns.

16.15    CONTINUATION OF OBLIGATIONS

This Lease and the obligations of the Tenant hereunder shall continue in full force and effect notwithstanding any change in the person or persons comprising the Landlord.

16.16    LANDLORD'S LIMIT OF LIABILITY

The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned shall be limited to mean the Landlord as described in the Lease Summary, while it retains its interest in the Premises, but upon a sale, transfer, or other disposition of that interest, the Landlord shall be automatically and immediately relieved from all liability arising out of the requirement for performance of any obligations on the part of the Landlord herein contained, it being understood and agreed hereby that the obligations contained in this Lease on the part of the Landlord shall be binding upon the Landlord, its successors, and assigns, only during and in respect of the respective successive periods of its interest in the Premises. The Tenant agrees to attorn to a purchaser, transferee, or person acquiring the interest of the Landlord in the Premises, such attornment to be effective and self-operative without the necessity of the execution of any further instrument on the part of the Landlord, the Tenant, or any other person.

16.17    CONSENTS

Wherever and whenever the approval or consent of the Landlord is required to be obtained, such approval or consent may be given by such officers, agents, committee, person, or persons as may from time to time be nominated or appointed in writing by the Landlord for such purpose, and any such power of nomination or appointment may be delegated by the Landlord. Subject to the terms of this Lease and save as otherwise expressly provided herein, such nominees, appointees, or delegates shall not unreasonably withhold approval of or consent to, and shall not unreasonably reject, any matter or thing submitted for approval or consent, and every such approval or consent given shall be in writing and may contain such reasonable conditions and stipulations as the Landlord may deem fit.

16.18    AMENDMENTS

This Lease shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be modified, amended, or waived except by an instrument in writing duly executed and delivered by the parties or by their successors and permitted assigns.

16.19    DEPOSIT

The Security Deposit is deposited with the Landlord to be held without interest as security for the faithful performance by the Tenant of all the terms, covenants, and conditions of this Lease; and if, at any time during the Term, Annual Basic Rent, or Additional Rent is overdue and unpaid, the Landlord may, at its option, apply any portion of the Security Deposit toward the payment of such overdue Annual Basic Rent or Additional Rent without thereby limiting or excluding any other rights which the Landlord may have hereunder, or at law or in equity. If the Security Deposit is not so applied during the Term, then such sum shall be applied on account of Annual Basic Rent payable for the last month of the Term. In the event the entire Security Deposit amount or any portion thereof is applied by the Landlord toward the payment of overdue Rent prior to the expiry of the Term, then the Tenant shall forthwith on demand by the Landlord remit to the Landlord such sum as is sufficient to restore the Security Deposit to the initial amount (plus Sales Tax applicable thereon).

16.20    SCHEDULES

The Schedules attached hereto are hereby incorporated and form part of this Lease.

17.      SPECIAL PROVISIONS

17.1     FREE ANNUAL BASIC RENT

Provided the Tenant is in possession of the Premises, has executed this Lease in a form satisfactory to the Landlord and is not in default hereunder, the Tenant shall not be responsible for any Annual Basic Rent for the first, second, thirteenth and fourteenth months of the Term, being the months of June and July, 2001 and June and July, 2002, provided the Tenant shall pay all other expenses and charges provided for in this Lease throughout such period.

17.2     EARLY POSSESSION FOR FIXTURING

Notwithstanding that the Commencement Date is June 1, 2001, the Tenant shall have possession of the Premises as of May 15, 2001 for the purpose of performing its Leasehold Improvements therein. During such period of occupancy prior to the Commencement Date the Tenant shall be bound by and shall observe and perform all of the terms, covenants and conditions of this Lease save for those related to payment of Rent. Notwithstanding the foregoing, the Tenant shall not have possession of the Premises until the Tenant has provided the Landlord with the insurance required hereunder.

17.3     PARKING

The Tenant shall have the use of all existing parking and loading areas on the Property.

17.4     OPTION TO EXTEND

The Landlord covenants and agrees with the Tenant that if the Tenant duly and punctually observes and performs the covenants, agreements, and provisos in this Lease on the part of the Tenant to be observed and performed, the Landlord will, at the expiration of the Term and upon the Tenant's written request delivered to the Landlord in accordance with clause 16.4 not later than six (6) months prior to and not earlier than twelve (12) months prior to the expiration of the Term, grant to the Tenant an extension of the term of the lease of the Premises for a further period of three (3) years (the "Extended Term") upon all the terms, covenants, agreements, and provisos contained in this Lease except for this right of renewal, and except for the Annual Basic Rent payable during the Extended Term, which shall be the prevailing fair market rate for the Premises as of the commencement of the Extended Term having regard to premises of similar size, quality of improvements, use and location, and if the Landlord and the Tenant have not mutually agreed on the amount of such Annual Basic Rent at least two months prior to the commencement of the Extended Term such Annual Basic Rent shall be decided by binding arbitration pursuant to the Commercial Arbitration Act of British Columbia, but in any event the Annual Basic Rent payable during the Extended Term shall not be less than that paid during the last year of the initial Term of this Lease. Until the Annual Basic Rent has been determined as provided herein, the Tenant shall continue to pay the monthly Annual Basic Rent payable during the last year of the Term as well as Additional Rent. The Landlord and the Tenant acknowledge and agree that, by this clause, the Tenant is only given the option of renewing the Term for one Extended Term, and at the expiration of the Extended Term there shall be no further right of renewal.

If the Landlord and the Tenant have failed to agree as to the Annual Basic Rent payable for the Premises with respect to the Extended Term by the date specified above, the determination of such Annual Basic Rent shall be referred to a single arbitrator pursuant to the provisions of the Commercial Arbitration Act of British Columbia for determination in accordance with the foregoing, and the provisions of this section shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act and any statutory modifications or reenactment thereof.

Failure of the Tenant to exercise its option to extend the Term of this Lease in accordance with the foregoing shall render such option null and void and incapable of exercise.

17.5     LIGHTING UPGRADE

The Landlord agrees to contribute the sum of $15,000.00 plus GST (the "Lighting Upgrade Allowance") toward the Tenant's proposed replacement of the warehouse lighting within the Premises with Holophane metal halide fixtures. Such Lighting Upgrade Allowance will be paid in full to the Tenant upon completion of the upgrade and upon receipt from the Tenant of a statutory declaration that the Tenant's contractor has been paid in full for the same, provided however that the

Landlord shall be entitled to hold back from such payment an amount equal to 15% of the Lighting Upgrade Allowance until the expiry of the applicable lien holdback period pursuant to the Builders Lien Act (British Columbia).

IN WITNESS WHEREOF the parties have duly executed and delivered this Lease as of the day and year first above written.

The Corporate Seal of BROADWAY              )
PROPERTIES LTD. has been affixed to this    )
document in the presence of:                )
                                            )
                                            )
------------------------------------------  )
Authorized Signatory                        )       C/S
                                            )
                                            )
------------------------------------------  )
Authorized Signatory                        )


The Corporate Seal of INNOVATIVE METAL      )
FIXTURES INC. has been affixed to this      )
document in the presence of:                )
                                            )
                                            )
                                            )
------------------------------------------  )      C/S
Authorized Signatory                        )

                                   SCHEDULE A

                        DESCRIPTION AND PLAN OF PREMISES

DESCRIPTION

 LOT           CIVIC ADDRESS              LEGAL DESCRIPTION          LAND AREA           BUILDING AREA
-----        -----------------       --------------------------     -----------       --------------------
Lot C        13200 Vulcan Way,       PID 003-752-305                2.39 acres        50,970 square feet,
             Richmond, B.C.          Lot "C", Section 20, Block                       comprised of 2,400
                                     5 North, Range 5 West,                           square feet office
                                     NWD, Plan 25054                                  and 48,570 square
                                                                                      feet warehouse

                                      PLAN



                                    (LAYOUT)



                                 END OF DOCUMENT